Exhibit 99.1

IASIS Healthcare Announces First Quarter 2008 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal first quarter ended December 31, 2007. Consolidated results for the first quarter ended December 31, 2007, include the operations of Mountain Vista Medical Center, the Company’s new hospital in Mesa, Arizona, which opened on July 23, 2007; Glenwood Regional Medical Center in West Monroe, Louisiana, which was acquired effective January 31, 2007; and Alliance Hospital (“Alliance”) in Odessa, Texas, which was acquired effective May 31, 2007. Upon acquisition, Alliance was immediately merged into Odessa Regional Hospital to form Odessa Regional Medical Center. All references to same-facility include the impact of the Alliance acquisition.

Net revenue for the first quarter totaled $512.1 million, an increase of 22.9%, compared with $416.8 million in the prior year quarter. Adjusted EBITDA for the first quarter totaled $64.9 million, an increase of 17.2%, compared with $55.4 million in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings for the first quarter totaled $10.7 million, compared with $10.6 million in the prior year quarter.

IASIS’ results for the first quarter of fiscal 2007 include $1.9 million in business interruption insurance recoveries resulting from the temporary closure and disruption of operations at The Medical Center of Southeast Texas as a result of Hurricane Rita in 2005. The Company’s business interruption insurance claim was settled in the third quarter of fiscal 2007.

Admissions and adjusted admissions increased 18.5% and 17.7%, respectively, in the first quarter, compared with the prior year quarter. Net patient revenue per adjusted admission in the first quarter increased 6.0%, compared with the prior year quarter. On a same-facility basis, which includes the effect of the Alliance acquisition, admissions and adjusted admissions increased 1.2% and 2.2%, respectively, while net patient revenue per adjusted admission increased 7.5%, compared with the prior year quarter.

In commenting on the quarterly results, David R. White, chairman and chief executive officer of IASIS, said, “Recent growth through acquisitions and the opening of our new hospital in Arizona contributed to solid gains in admissions and net revenue during the first quarter. We’re pleased with the ongoing effort to integrate these hospitals into our system and their potential for long-term growth. As an organization, we believe our success results from our focus on efficient operations, the recruitment and development of strong medical staffs and our ongoing commitment to equip our hospitals with the advanced technology required for clinical excellence.”

A listen-only simulcast and 30-day replay of IASIS’ first quarter conference call will be available by clicking the “For Investors” link on the Company’s website at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on January 30, 2008. A copy of this press release will also be available on the Company’s website.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 16 acute care hospital facilities and one behavioral health hospital with a total of 2,737 beds in service and has total annual net revenue of approximately $1.9 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves over 127,000 members. For more information on IASIS, please visit the Company’s website at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, the possibility of an increase in interest rates, which would increase the cost of servicing our debt and could reduce profitability, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation that may significantly reduce government healthcare spending and our revenue, our hospitals’ competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in bad debts resulting from increased self-pay volume and revenue, our ability to recruit and retain quality physicians, our hospitals’ competition for staffing which may increase our labor costs and reduce profitability, our failure to consistently enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that would adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the possible enactment of legislation that would impose significant restrictions on hospitals that have physician owners, the potential of exposure to liability from some of our hospitals being required to submit to the Department of Health and Human Services information on their relationships with physicians, the outcome of (and expenses incurred in connection with) a pending qui tam litigation and the Office of Inspector General investigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows and net earnings, the impact of certain factors, including severe weather conditions and natural disasters, on our revenue and volume trends at our hospitals, our ability to control costs at Health Choice Arizona, Inc., the possibility of Health Choice Arizona, Inc.’s contract with the Arizona Health Care Cost Containment System being discontinued or experiencing materially reduced reimbursements, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, difficulties with the opening of our new hospital that may require unanticipated start-up costs, the significant capital expenditures that would be involved in the construction of current projects or other new hospitals that could have an adverse effect on our liquidity, the rising costs for construction materials and labor that could have an adverse impact on the return on investment relating to our new hospital and other expansion projects, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash charge to earnings and those risks, uncertainties and other matters detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended
	December 31,
	2007	2006
Net revenue:
Acute care revenue	$385,467	$309,048
Premium revenue	126,627	107,786
Total net revenue	512,094	416,834

Costs and expenses:
Salaries and benefits	163,626	125,394
Supplies	60,139	47,245
Medical claims	102,880	89,695
Other operating expenses	70,189	60,858
Provision for bad debts	40,597	31,748
Rentals and leases	9,760	8,450
Interest expense, net	21,804	17,286
Depreciation and amortization	23,155	16,907
Management fees	1,187	1,047
Business interruption insurance recoveries	-	(1,918)
Total costs and expenses	493,337	396,712

Earnings before gain (loss) on disposal of assets, minority interests and income taxes	18,757	20,122
Gain (loss) on disposal of assets, net	62	(1,537)
Minority interests	(758)	(1,341)

Earnings before income taxes	18,061	17,244
Income tax expense	7,346	6,661

Net earnings	$10,715	$10,583

IASIS HEALTHCARE LLC Consolidated Balance Sheets (in thousands)

	Dec. 31,	Sept. 30,
	2007	2007
	(Unaudited)
ASSETS

Current assets:
Accounts receivable, net	$247,663	$248,281
Inventories	45,152	43,697
Deferred income taxes	39,168	29,629
Prepaid expenses and other current assets	43,594	45,023
Total current assets	375,577	366,630

Property and equipment, net	988,433	980,437
Goodwill	756,593	756,593
Other intangible assets, net	35,250	36,000
Other assets, net	45,311	46,762
Total assets	$2,201,164	$2,186,422

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable	$76,847	$98,488
Salaries and benefits payable	47,116	40,124
Accrued interest payable	8,439	18,865
Medical claims payable	82,489	81,309
Other accrued expenses and other current liabilities	39,351	44,276
Current portion of long-term debt and capital lease obligations	7,368	8,036
Total current liabilities	261,610	291,098

Long-term debt and capital lease obligations	1,050,016	1,023,621
Deferred income taxes	99,503	93,402
Other long-term liabilities	50,554	50,831
Minority interests	37,311	35,956

Member’s equity	702,170	691,514
Total liabilities and member’s equity	$2,201,164	$2,186,422

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Quarter Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net earnings	$10,715	$10,583
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	23,155	16,907
Amortization of loan costs	718	753
Minority interests	758	1,341
Deferred income taxes	6,233	5,504
Loss (gain) on disposal of assets, net	(62)	1,537
Changes in operating assets and liabilities:
Accounts receivable, net	618	(3,360)
Inventories, prepaid expenses and other current assets	(1,148)	(304)
Accounts payable, other accrued expenses and other accrued liabilities	(38,071)	(12,986)
Net cash provided by operating activities	2,916	19,975

Cash flows from investing activities:
Purchases of property and equipment, net	(30,896)	(43,800)
Proceeds from sale of assets	349	-
Change in other assets, net	1,308	1,489
Net cash used in investing activities	(29,239)	(42,311)

Cash flows from financing activities:
Payment of debt and capital lease obligations	(105,574)	(1,932)
Proceeds from debt borrowings	131,300	-
Distribution of minority interests	(1,669)	(1,240)
Proceeds from sale of partnership interests, net	2,266	200
Net cash provided by (used in) financing activities	26,323	(2,972)

Change in cash and cash equivalents	-	(25,308)
Cash and cash equivalents at beginning of period	-	95,415
Cash and cash equivalents at end of period	$-	$70,107

Supplemental disclosure of cash flow information:
Cash paid for interest	$31,777	$29,326
Cash paid for income taxes, net	$31	$316

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended December 31, 2007
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$385,467	$-	$-	$385,467
Premium revenue	-	126,627	-	126,627
Revenue between segments	3,330	-	(3,330)	-
Net revenue	388,797	126,627	(3,330)	512,094

Salaries and benefits	159,583	4,043	-	163,626
Supplies	60,062	77	-	60,139
Medical claims	-	106,210	(3,330)	102,880
Other operating expenses	65,717	4,472	-	70,189
Provision for bad debts	40,597	-	-	40,597
Rentals and leases	9,475	285	-	9,760
Adjusted EBITDA (1)	53,363	11,540	-	64,903

Interest expense, net	21,804	-	-	21,804
Depreciation and amortization	22,260	895	-	23,155
Management fees	1,187	-	-	1,187
Earnings before gain on disposal of assets,
minority interests and income taxes	8,112	10,645	-	18,757
Gain on disposal of assets, net	62	-	-	62
Minority interests	(758)	-	-	(758)
Earnings before income taxes	$7,416	$10,645	$-	$18,061
Segment assets	$2,042,785	$158,379		$2,201,164
Capital expenditures	$30,800	$96		$30,896
Goodwill	$750,836	$5,757		$756,593

	For the Quarter Ended December 31, 2006
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$309,048	$-	$-	$309,048
Premium revenue	-	107,786	-	107,786
Revenue between segments	2,678	-	(2,678)	-
Net revenue	311,726	107,786	(2,678)	416,834

Salaries and benefits	121,983	3,411	-	125,394
Supplies	47,161	84	-	47,245
Medical claims	-	92,373	(2,678)	89,695
Other operating expenses	57,144	3,714	-	60,858
Provision for bad debts	31,748	-	-	31,748
Rentals and leases	8,195	255	-	8,450
Business interruption insurance recoveries	(1,918)	-	-	(1,918)
Adjusted EBITDA (1)	47,413	7,949	-	55,362

Interest expense, net	17,286	-	-	17,286
Depreciation and amortization	16,020	887	-	16,907
Management fees	1,047	-	-	1,047
Earnings before loss on disposal of assets,
minority interests and income taxes	13,060	7,062	-	20,122
Loss on disposal of assets, net	(1,537)	-	-	(1,537)
Minority interests	(1,341)	-	-	(1,341)
Earnings before income taxes	$10,182	$7,062	$-	$17,244
Segment assets	$1,819,795	$142,400		$1,962,195
Capital expenditures	$43,711	$89		$43,800
Goodwill	$750,722	$5,757		$756,479

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, gain (loss) on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended
	December 31,
	2007	2006
Consolidated Hospital Facilities
Number of hospital facilities at end of period	16	14
Beds in service at end of period	2,737	2,206
Average length of stay (days)	4.6	4.5
Occupancy rates (average beds in service)	48.0%	49.7%
Admissions	26,429	22,304
Percentage change	18.5%
Adjusted admissions	42,610	36,193
Percentage change	17.7%
Patient days	120,872	100,768
Adjusted patient days	187,377	157,624
Outpatient revenue as a % of gross patient revenue	35.6%	35.7%

Same-Facility (1)
Number of hospital facilities at end of period	14	14
Beds in service at end of period	2,331	2,206
Average length of stay (days)	4.6	4.5
Occupancy rates (average beds in service)	48.0%	49.7%
Admissions	22,569	22,304
Percentage change	1.2%
Adjusted admissions	36,998	36,193
Percentage change	2.2%
Patient days	102,896	100,768
Adjusted patient days	161,171	157,624
Outpatient revenue as a % of gross patient revenue	36.3%	35.7%

(1) Includes the effect of the Alliance acquisition completed on May 31, 2007. Upon acquisition, Alliance was immediately merged into Odessa Regional Hospital to form Odessa Regional Medical Center.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended
	December 31,
	2007	2006

Consolidated Results:
Net earnings	$10,715	$10,583
Add:
Interest expense, net	21,804	17,286
Income tax expense	7,346	6,661
Depreciation and amortization	23,155	16,907
Loss (gain) on disposal of assets, net	(62)	1,537
Minority interests	758	1,341
Management fees	1,187	1,047
Adjusted EBITDA (1)	$64,903	$55,362

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, loss (gain) on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare LLC
Investor contact:
W. Carl Whitmer, 615-844-2747
Chief Financial Officer
or
News media contact:
Tomi Galin, 615-467-1255
Vice-President, Marketing & Communications